As filed with the Securities and Exchange Commission on April 24, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________

CardConnect Corp.

(Exact name of registrant as specified in its charter)

Delaware	46-5380892
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1000 Continental Drive, Suite 300
King of Prussia, PA 19406
(484) 581-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________

Jeffrey Shanahan
Chief Executive Officer and President
CardConnect Corp.
100 Continental Drive, Suite 300
King of Prussia, PA 19406
(484) 581-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________

with copies to:

Mark Rosenstein Ledgewood PC Two Commerce Square 2001 Market Street, Suite 3400 Philadelphia, Pennsylvania 19103 (215) 731- 9450	Robert M. Hayward, P.C. Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000

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Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share(1)(2)		Proposed maximum aggregate offering price(1)(2)		Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.001 per share	—	—		—		—
Preferred Stock, par value $0.001 per share	—	—		—		—
Debt Securities(3)	—	—		—		—
Warrants(4)	—	—		—		—
Units	—	—		—		—
Total Primary Offering	$100,000,000	—		$100,000,000		$11,590
Secondary Offering
Common Stock, par value $0.001 per share	15,569,526 shares	$13.89	(5)	$216,260,716	(5)	$25,065	(6)
Total				$316,260,716		$36,655

____________

(1)      The proposed maximum per unit and aggregate offering prices per class of securities with respect to the primary offering will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate number and amount of the securities for the primary offering of each identified class to be offered at indeterminate prices is being registered pursuant to this registration statement with a maximum aggregate offering price not to exceed $100.0 million. Securities registered hereunder may be offered in U.S. dollars or the equivalent thereof in foreign currencies. The proposed maximum aggregate offering price for the primary offering has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(o), the registration fee is calculated based on the maximum aggregate offering price of all securities listed.

(2)      Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”) with respect to the primary offering, the securities registered hereunder includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)      Debt securities may be issued at an original issue discount or at a premium. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100.0 million, less the aggregate dollar amount of all securities previously issued hereunder.

(4)      The warrants covered by this registration statement may represent the right to purchase common stock, preferred stock or debt securities.

(5)      Calculated in accordance with Rule 457(c) under the Securities Act, based on the average high and low prices reported for the registrant’s common stock on April 20, 2017, as reported on The NASDAQ Capital Market.

(6)      Calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 24, 2017

PRELIMINARY PROSPECTUS

CardConnect Corp.

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

and

15,569,526 Shares of Common Stock Offered
by the Selling Stockholders

We may offer and sell from time to time any combination of common stock, preferred stock, debt securities, warrants or units in one or more offerings with an aggregate initial offering price of up to $100,000,000. In addition, the selling stockholders identified in this prospectus may from time to time offer and sell up to 15,569,526 shares of our common stock. See “Selling Stockholders.” We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our securities. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. These securities may be sold directly or to or through underwriters or dealers and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market under the symbol “CCN.” On April 24, 2017, the last reported sale price of our common stock was $13.90 per share. Common stock purchase warrants are traded on the OTCQX U.S. market under the symbol CCNWW. On April 21, 2017, the last reported sale price of our warrants was $3.80 per warrant. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on an exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 8 of this prospectus and the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the United States Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of the securities that may be offered under this prospectus, nor have any of these regulatory authorities determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of shares of our common stock, preferred stock, debt securities, various series of warrants to purchase common stock, preferred stock or debt securities, either individually or in units, in one or more offerings up to an aggregate initial offering price of $100,000,000. In addition, under this shelf process, the selling stockholders named in this prospectus may sell, from time to time, up to 15,569,526 shares of our common stock.

This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

No person has been authorized to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement or in any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date, other than the date mentioned on the cover page of these documents even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Neither we nor the selling stockholders are making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

On July 29, 2016, we consummated the acquisition of FTS Holding Corporation by the merger of FTS Holding Corporation with and into FinTech Merger Sub, Inc., our wholly owned subsidiary, which we refer to in this prospectus as the “Merger.”

In connection with the closing of the Merger, we changed our name from FinTech Acquisition Corp. to CardConnect Corp., and FinTech Merger Sub, Inc. changed its name to FTS Holding Corporation.

Unless the context otherwise requires, “we,” “us,” “our,” the “Company” and “CardConnect” refer to CardConnect Corp. and its subsidiaries following the closing of the Merger. “FinTech” refers to the blank check company prior to the consummation of the Merger, and “FTS” refers to FTS Holding Corporation and its predecessors (including Financial Transaction Services, LLC) prior to the Merger.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about the future financial performance of the Company.

The forward-looking statements contained in or incorporated by reference into this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2016, and any future quarterly or annual reports incorporated by reference herein, that may cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•         our future financial performance;

•         changes in the market for our products and our ability to adapt to changes in the electronic payments industry;

•         our ability to integrate our acquisitions;

•         the ability to obtain or maintain the listing of our common stock on The NASDAQ Capital Market;

•         the competitive nature of the payment processing industry;

•         our dependence on distribution partners and the potential that they refer merchants to other merchant acquirers;

•         impacts of security breaches, including unauthorized disclosure of merchant and cardholder data;

•         the ability to comply with the rules established by payment networks or standards established by third-party processors;

•         the acceptance and usage of by end users of prepaid, debit and credit cards, which we refer to as “Electronic Payments”;

•         the ability to successfully update our products and services as well as develop new products and services;

•         the ability to maintain bank sponsor relationships;

•         the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, and our ability to grow and to manage such growth profitably;

•         changes in applicable laws or regulations, including as a result of the new administration in Washington, D.C.;

•         the possibility that we may be adversely affected by other economic, business and/or competitive factors;

•         other risks and uncertainties, including those described under the heading “Risk Factors”; and

•         other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described in the section captioned “Risk Factors” and elsewhere in this prospectus. These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OUR COMPANY

Overview

We are a provider of payment processing solutions to merchants throughout the United States. Our secure, proprietary platform allows us to provide payment solutions, superior customer support and first-rate tools for our distribution partners and merchants. Our solutions and services enable distribution partners to effectively manage their business and for merchants to securely accept electronic payments.

We sell our solutions through a diverse distribution network comprised of our (i) indirect sales channel, which includes our relationships with independent sales organizations (“ISOs”), (ii) direct sales channel, which includes a national salesforce that targets small and medium-sized business (“SMB”) merchants, enterprise clients, and financial institutions, and (iii) integrated software vendors (“ISVs”). Our independent sales agents operate in a self-sufficient manner and utilize our products and sales automation tools to secure merchant relationships. Our direct sales staff is segmented and either targets SMB merchants or enterprise clients. In addition, our ISVs are software companies that partner with us to provide payment services to their customer base. We have built our diverse network of over 1,000 distribution partners by offering industry-leading tools and exceptional partner support since we were founded in 2006. Our distribution partners serve as a consistent and predictable source of merchant accounts. We believe our solutions have created loyal distribution partners and increased partner retention.

We combine our secure platform, solutions and distribution strategy to provide our payment solution services to SMB merchants and enterprise clients. We served over 67,000 SMB merchants and processed over $22 billion in bankcard transaction volume in 2016. We generate revenues from the fees charged to merchants for card-based processing services and other services. We also generate revenues by selling our technology solutions. Our revenues are recurring in nature because they are generated from our merchants’ sales, our merchants are under multi-year contracts, and we are integrated with our clients’ necessary ERP systems. Our efficient distribution strategy and proprietary platform drive scale and allow us to generate strong profit margins. Our revenue for the years ended December 31, 2016, 2015 and 2014 was $589.3 million, $458.6 million and $390.0 million, respectively, representing a 22.9% compound annual growth rate over the period.

Our Competitive Strengths

We believe CardConnect has many competitive advantages that position us favorably in the merchant acquiring industry and will help us drive growth in the future. CardConnect is a scalable, technology-focused merchant acquirer, and we believe our SMB and enterprise solutions are differentiated in the marketplace. Our key competitive strengths include:

Proprietary Technology Platform

We have developed an omni-channel, fully-integrated proprietary technology platform that provides differentiated payment solutions for our SMB merchants and enterprise clients, and cutting-edge portfolio management tools for our distribution partners. Our CardPointe payment processing solution includes a feature-rich gateway, real-time, full lifecycle transaction management portal, and patented security technology. We developed this technology platform internally, which we believe enables us to ensure our platform’s stability, security, and scalability, with substantial capacity to onboard sizable merchants and innovate quickly without the need for material new investment. In addition to CardPointe, we developed CoPilot, a centralized customer management system, to help our distribution partners automate merchant enrollment and manage their business. CoPilot illustrates our expertise in partner-centric distribution because it enables our partners to quickly onboard merchants, activate products, provide account maintenance, monitor risk, and manage commission payments. We believe our ability to provide a complete view of our distribution partners’ merchant portfolio via our robust centralized CoPilot solution is a key benefit and differentiator.

Omni-Channel Commerce Solutions

We provide SMBs and enterprise clients with omni-channel commerce solutions. Historically, merchants relied on multiple vendors to securely support card-present and card-not-present transactions. Our merchants increasingly demand omni-channel solutions that enable them to sell their goods and services at brick-and-mortar locations, on the Internet, or remotely via mobile devices, such as smart phones and tablets, on a single integrated platform provided by a single vendor. We believe we are one of a small group of payment solution providers that has an omni-channel platform and devices that can meet these demands. Our CardConnect Gateway is a secure payment gateway that facilitates payment acceptance in both card-present and card-not-present environments. In addition, CardPointe includes a mobile app, a virtual terminal solution, retail terminals, and software-integrated device applications via custom SDKs or standard APIs. We also offer a variety of eCommerce solutions, including shopping cart integrations, accounting software integrations, and proprietary hosted payment pages that cover an extensive array of eCommerce needs.

Industry-Leading Security Solutions

We provide proprietary, industry-leading tokenization and PCI-validated point-to-point encryption (“P2PE”) solutions for card-present and card-not-present transactions. We are part of a select group that has earned these designations, and we continue to invest heavily in maintaining and enhancing our PCI compliance. Our SMB merchants and enterprise clients continue to face security challenges as the electronic payments industry continues to evolve and grow in size and complexity. We believe we have demonstrated the technical expertise and partnerships to deploy innovative security solutions and provide our merchants with advanced data breach protection. Our CardSecure solution delivers instant PCI- and EMV-compliance to merchants, reduces our integrated partners’ PCI scope, and interfaces seamlessly with our P2PE validated hardware. We dramatically limit the scope and burden of annual security compliance for our merchants and distribution partners by reducing the number of physical and logistical locations where credit card data is stored and by replacing it with a token. Merchants that are leveraging our P2PE solution benefit from our compliance status, thereby significantly reducing their audit and reporting requirements. For our enterprise clients, our ERP middleware encrypts sensitive payment data at rest and while traveling externally, tokenizes all payment-related data, and automates the ERP reconciliation process. As a single-source vendor, we believe our security solutions create a compelling value proposition because we can provide both plug-and-play and customized solutions. Our solutions have become increasingly important in the marketplace, and we have invested heavily in dedicated development, integration, and support teams focused on security innovation.

Advanced Integration Technology and Support

Our SMB merchants and enterprise clients can easily integrate and interact with our proprietary technology platform, which facilitates our ability to deliver our solutions. Our developer-friendly APIs support the use of our payment solutions, including CardPointe, CardSecure, and Bolt. Bolt is our cloud-based integration service that leverages our standard APIs for device integrations and expedites the integration of our PCI-validated P2PE devices into any software environment. Bolt enables us to quickly add thousands of integrated merchants without a large increase in infrastructure and personnel. We also built a feature-rich payment gateway that offers omni-channel integrations that is certified with numerous third-party processors to ensure compatibility with our merchants’ existing software. Our flexible architecture enables us to quickly add new connections and capabilities and is supported by a specialized, cross-trained development and integration team. For our enterprise clients, our integrations are executed with knowledge of secure payment processing in certain ERP systems, and we ensure that our implementations do not disrupt our enterprise clients’ existing ERP environments. Our experience with a wide range of integration scenarios creates meaningful value for our merchants and enterprise clients, who rely on our technical and payment solution expertise to handle what is typically their most sensitive outsourced relationship. It also enables us to provide a highly differentiated support experience for our merchants and enterprise clients.

Diverse Distribution Network

Our diverse distribution network is comprised of our indirect sales channel, which includes our relationships with ISOs, and our direct sales channel, which includes a national salesforce that targets SMB merchants, enterprise clients, financial institutions, and ISVs. We have deployed a partner-centric strategy by building a diverse network of over 1,000 distribution partners that can easily integrate with our platform and offer our broad set of solutions to our merchants. Our integrated technology and distribution partners are enabled by our proprietary customer management system, CoPilot, which provides them with the mission-critical tools necessary to efficiently and effectively manage their customers. CoPilot and our boarding API enable our partners to quickly board merchants and process transactions faster than our competition. We have developed loyal, long-standing relationships by consistently meeting the needs of our distribution partners and by delivering industry-leading products and solutions. We believe our expertise in understanding partner-centric distribution is differentiated and is supported by a passionate client support team. Our proprietary technology platform, portfolio of innovative solutions, and first-rate operational support have led to loyal distribution partners, increased partner retention, and lower partner concentration.

Experienced Management Team with Strong Track Record of Execution

Our management team has significant experience in the merchant acquiring industry with over 90 years of combined experience and a proven track record of execution. Since our founding in 2006, we have been driven by a results-oriented culture, successfully transforming our company from an independent reseller to a leading, technology-focused payments platform. We seek and have hired talent with extensive experience in operations management, technology consulting, integrated payments, and software development. We also continue to enhance our distribution channels to align with market opportunities and to expand our direct sales force to target SMBs, enterprise clients, financial institutions, and ISVs directly. Our team has successfully executed on these initiatives while delivering strong revenue growth and attractive profitability.

Our Growth Strategies

Increase Penetration of our Existing Distribution Partners’ Merchant Base

We will continue to aggressively pursue the existing SMB merchant base of our distribution partners. A significant number of merchants from our distribution partner network are not currently using our platform because we have not yet proactively approached them to upgrade their technology and services with our products and solutions. We will continue to address this significant penetration opportunity by coordinating our business development and marketing efforts with our distribution partners and by leveraging our proprietary CardPointe solution. As merchants upgrade their legacy POS hardware to integrated POS solutions, we have the direct opportunity to sell our CardPointe solution. Furthermore, we plan to leverage our ERP integration relationships with SAP, Oracle, and JD Edwards and strategic service providers to continue expanding our base of enterprise clients.

Increase Cross-sell Efforts to our Existing SMB Merchants and Enterprise Clients

We will continue to grow with our existing SMB merchants and enterprise clients by cross-selling our omni-channel and value-added solutions to meet their expanding needs. For example, we believe we can further penetrate our SMB merchant base with our payment gateway services that support developer-friendly APIs for omni-channel integrations. Historically, merchants relied on multiple vendors to securely support card-present and card-not-present solutions; we provide both solutions on one platform. We estimate approximately 50% of our 67,000 SMB merchants have used more than one of our payment solutions. By offering a comprehensive suite of solutions, we believe we enable our SMB merchants to increase sales volumes, grow their business, and eliminate the need to work with multiple vendors, which in turn, generates higher processing volumes and revenues and improves client retention. In addition, we have the opportunity to sell merchant acquiring services into our existing enterprise client base. We estimate approximately 18% of our enterprise clients currently use our merchant acquiring services. We intend to continue to promote our payment capabilities to increase adoption throughout our SMB merchant and enterprise client base.

Broaden and Enhance our Distribution Network

We intend to maintain our leadership position in the industry by continuing to provide new and more advanced payments solutions to our distribution partners, SMB merchants, and enterprise clients. We have a strong track record of introducing new solutions, such as CardPointe, which supports multiple software applications and provides a simple, convenient, and an easy-to-use environment for merchants to accept payments and manage their business. Over the past few years, we have successfully introduced six value-added solutions, such as our CardSecure solution, which provides PCI-validated, point-to-point encryption to help enterprise clients improve data and payment security, as well as our Bolt solution, which provides a simple and secure way to integrate POS systems and other devices into any software environment. We plan to continue to leverage our proprietary technology platform and service capabilities to expand our solutions to meet the evolving needs of our distribution partners and SMB merchant and enterprise clients.

Selectively Pursue Strategic Acquisitions

Given the large size and attractive growth trends of our current addressable market, the core focus of our strategy is to grow organically. We may, however, selectively pursue strategic acquisitions that meet our internal requirements for return on investment and allow for efficient deployment of capital. We have demonstrated the ability to execute and integrate acquisitions that have expanded our distribution channels and increased our solution set. We will work to extend our successful track record and diligently evaluate opportunities as they arise.

Company History

We were formed in November 2013 as a special purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. On July 29, 2016, we acquired FTS pursuant to the Merger and changed our name to CardConnect Corp. in connection with the Merger.

FTS was founded in 2006 as Financial Transaction Services, LLC and in September 2010, merged into FTS Holding Corp. in connection with the sale of a controlling interest in the company.

The Merger was accounted for as a reverse merger. FTS is considered the “acquirer” and FinTech is treated as the “acquired” company for financial reporting purposes.

Corporate Information

The mailing address of our principal executive office is 1000 Continental Drive, Suite 300, King of Prussia, Pennsylvania 19406, and our telephone number is (484) 581-2200. Our website address is www.cardconnect.com. The information found on our website is not part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties, and an investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks incorporated by reference from our most recent Annual Report on Form 10-K, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Our business, prospects, financial condition or operating results could be materially harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The risks and uncertainties are not limited to those set forth in the risk factors described in these documents. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the risk factors incorporated by reference herein may also adversely affect our business. When we or any selling stockholders offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the applicable prospectus supplement. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, repayment of indebtedness, acquisitions and capital expenditures.

We will not receive any proceeds from the sale of securities offered by any of the selling stockholders. We will be responsible for certain of the expenses incurred in connection with the offering of the selling stockholders’ securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	(3)	2.34	(5)	(6)	(7)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(1)(2)	(4)	2.34	(2)	(2)	(2)

____________

(1)      For purposes of calculating the ratio of earnings to fixed charges, earnings represent income (loss) before income taxes, plus fixed charges and amortization of capitalized interest and less capitalized interest; and fixed charges include interest expense, capitalized interest, amortization of deferred financing costs and an interest component of rent expense.

(2)      We did not have any shares of preferred stock outstanding until July 2016 and paid our first quarterly preferred stock dividend in September 2016. See “Description of Capital Stock — Authorized and Outstanding Stock — Series A Preferred Stock.”

(3)      Our earnings were insufficient to cover our fixed charges by $17.5 million for this period.

(4)      Our earnings were insufficient to cover our fixed charges and preferred stock dividends by $19.5 million for this period.

(5)      Our earnings were insufficient to cover our fixed charges by $3.2 million for this period.

(6)      Our earnings were insufficient to cover our fixed charges by $3.5 million for this period.

(7)      Our earnings were insufficient to cover our fixed charges by $1.3 million for this period.

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time up to 15,569,526 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth: (i) the number of shares of our common stock held of record or beneficially by the selling stockholders as of such date and (ii) the number of shares of our common stock that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the securities set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Percentage of beneficial ownership is based on 31,153,397 shares of our common stock issued and outstanding as of April 19, 2017. Shares of our common stock issuable pursuant to currently exercisable warrants or options are deemed to be outstanding for purposes of computing the percentage of the person holding such warrants or options, but are not deemed to be outstanding for purposes of computing the percentage of any other person.

Except as indicated in footnotes to this table, we believe that the selling stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such selling stockholder.

	Beneficial Ownership of Common Stock Prior to the Offering(1)		Common Stock Saleable Pursuant	Beneficial Ownership of Common Stock After the Offering(1)(2)
Name of Selling Stockholder	Number of Shares	Percent of Class	to this Prospectus	Number of Shares	Percent of Class
FTVentures III, L.P.(3)	9,756,030	31.3%	9,756,030	—		*
FTVentures III-N, L.P.(3)	528,983	1.7%	528,983	—		*
FTVentures III-T, L.P.(3)	317,390	1.0%	317,390	—		*
AG MM, L.P.(4)	1,500	*	1,500	—		*
AG Mortgage Value Partners Master Fund, L.P.(5)	50,000	*	50,000	—		*
AG Super Fund, L.P.(4)	38,000	*	38,000	—		*
AG Super Fund International Partners, L.P.(4)	8,500	*	8,500	—		*
Blackwell Partners LLC Series A(6) (7)	254,196	*	78,224	175,972		*
Walter Beach(8)	310,899	*	260,899	50,000		*
Lester Brafman	30,000	*	30,000	—		*
Cantor Fitzgerald & Co.(9)(10)	200,000	*	100,000	100,000		*
John J. Caufield	319,213	1.0%	319,213	—	—
John Alex Chapman	49,803	*	49,803	—	—
John Chrystal(11)	62,180	*	52,180	10,000		*
Betsy Cohen(12)	943,543	3.0%	319,300	624,243	1.0%
Cohen Sponsor Interests, LLC(10)(13)	427,000	1.3%	367,398	60,000		*
Leon Cooperman	100,000	*	100,000	—		*
DGC Family FinTech Trust(10)(14)	506,419	1.6%	506,419	—		*
Alan Joseph Ferraro	10,000	*	10,000	—		*
Kevin Gainer(15)	196,047	*	144,315	51,732		*
Ryan Gildersleeve	20,748	*	20,000	748		*
Ashley Hutteger	152,397	*	152,397	—	—
Timothy Hutteger	152,397	*	152,397	—	—
John Katoula	45,443	*	45,443	—	—
Hersh Kozlov(11)	66,943	*	52,180	14,763		*

	Beneficial Ownership of Common Stock Prior to the Offering(1)		Common Stock Saleable Pursuant	Beneficial Ownership of Common Stock After the Offering(1)(2)
Name of Selling Stockholder	Number of Shares	Percent of Class	to this Prospectus	Number of Shares	Percent of Class
William Lamb(16)	62,180	*	52,180	10,000	*
Main Street Global, LLC(17)	416,158	1.3%	416,158	—	*
Frank Mastrangelo	103,794	*	103,794	—	*
James J. McEntee, III(10)(18)	187,825	*	177,825	10,000	*
Kevin McGuire	26,041	*	6,000	20,041	*
MKY Investments LLC(19)	638,030	2.0%	548,207	89,823	*
Adam Moss(20)	63,697	*	30,241	33,456	*
Nantahala Capital Partners Limited Partnership(6)(21)	111,829	*	40,672	71,157	*
Nantahala Capital Partners II Limited Partnership(6)(22)	232,253	*	142,640	89,613	*
Nutmeg Partners, L.P.(4)	2,000	*	2,000	—	*
Palestra Capital Master Fund LP(23)	1,920,000	6.2%	320,000	1,600,000	5.1%
Shami Patel	80,000	*	80,000	—	*
Jeff Shavitz	150,774	*	150,774	—	—
Silver Creek CS SAV, L.L.C.(6)(24)	127,648	*	38,464	89,184	*

____________

*         Less than 1%

(1)      “Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any securities that are currently exercisable or exercisable within 60 days of April 24, 2017.

(2)      Assumes that the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)      FTVentures Management III, L.L.C. is the sole general partner of the selling stockholder, and in such capacity has voting and investment control over the shares held by the selling stockholder. Richard Garman, Brad Bernstein, Chris Winship, David Haynes, James Hale and Robert Huret are managing members of the general partner. Messrs. Garman and Winship are members of our Board of Directors.

(4)      These entities, together with AG Mortgage Value Partners Master Fund, L.P., are collectively referred to as the “Angelo Gordon Entities.” Michael Gordon and David Kamin, principals of the selling stockholder’s investment manager, Angelo, Gordon & Co., L.P., have or share voting and/or investment power of the common shares held by the selling stockholder.

(5)      Michael Gordon and Jonathan Lieberman, principals of the selling stockholder’s investment manager, Angelo, Gordon & Co., L.P., have or share voting and/or investment power of the common shares held by the selling stockholder.

(6)      Nantahala Capital Management, LLC is a Registered Investment Advisor and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of these entities as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or these Selling Stockholders that they are themselves beneficial owners of these shares of common stock or warrants for purposes of Section 13(d) of the Exchange Act or any other purpose.

(7)      Includes 13,037 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017.

(8)      Includes 50,000 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017.

(9)      Includes 100,000 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017. Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor Fitzgerald & Co. has voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares.

(10)   This selling securityholder is, or is an affiliate of, a registered broker-dealer. Each selling securityholder that is a registered broker-dealer or affiliated with a registered broker-dealer has represented to us that the shares held by it were purchased in the ordinary course of business and that at the time of purchase, it did not have any agreements or understandings, directly or indirectly, with any person to distribute such shares. To the extent that we become aware that such persons or entities did not acquire their shares in the ordinary course of business, or did have such an agreement or understanding, we will file a supplement to the Prospectus to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

(11)   Includes 10,000 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017.

(12)   Includes 117,647 shares held by Mrs. Cohen’s spouse’s IRA for which Mrs. Cohen disclaims beneficial ownership except to the extent of her pecuniary interest therein.

(13)   Includes 60,000 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017. Daniel Cohen is the sole member and manager of this entity and is deemed to be the beneficial owner of these securities.

(14)   Daniel Cohen is the trustee of the DGC Family FinTech Trust and has power to vote and/or direct the disposition of securities on behalf of this entity and is deemed the beneficial owner of such securities.

(15)   Includes 51,732 options to purchase shares of common stock exercisable within 60 days of April 24, 2017.

(16)   Includes 10,000 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017.

(17)   Jason Capone is the managing member of Main Street Global, LLC and has voting and investment power over the shares of common stock and therefore may be deemed to be the beneficial owner of these securities.

(18)   Includes 10,000 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017.

(19)   Includes 89,823 exercisable options to purchase shares of common stock within 60 days of April 24, 2017. Laith Yaldoo and MaryAnn Yaldoo share voting and/or investment power of the common shares held by the selling stockholder.

(20)    Includes 33,456 options to purchase shares of common stock exercisable within 60 days of April 24, 2017.

(21)   Includes 6,779 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017.

(22)   Includes 23,773 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017.

(23)   The shares are held by Palestra Capital Master Fund, LP (“Fund”), a Cayman Island exempted limited partnership. Palestra Capital Management, LLC (“PCM”) is the investment manager of the Fund, and as a result, has voting and investment power over the shares held by the Fund. Palestra Management LP (“PM”) is the majority owner of PCM. Each of Mr. Jeremy Schiffman and Mr. Andrew Immerman are managing members of PCM and own PM. As a result, each of PM, Mr. Schiffman and Mr. Immerman may also be deemed to have voting and investment power over the shares held by the Fund. The Fund, PM, Mr. Schiffman and Mr. Immerman each disclaim any beneficial ownership of these shares.

(24)   Includes 6,411 warrants to purchase an equivalent number of shares of our common stock exercisable within 60 days of April 24, 2017.

Material Relationships with Selling Stockholders

The Merger

On July 29, 2016, we consummated the Merger. The aggregate consideration paid to the FTS stockholders, including the FTV Entities (as defined below), in the Merger consisted of (i) 15,162,470 shares of our common stock, which were registered pursuant to a registration statement on Form S-4 (Registration No. 333-211139) and 3,463,950 options to purchase shares of our common stock, which were registered pursuant to a registration statement on Form S-4 (Registration No. 333-211139), and (ii) $179.1 million in cash.

Registration Rights Agreements

In connection with the Merger, FinTech entered into a registration rights agreement (the “Registration Rights Agreement”) with certain FTS stockholders, including the FTV Entities and certain of the other selling stockholders, which provides registration rights with respect to the shares of our common stock that were issued to such stockholders as partial consideration under the Merger Agreement and other shares acquired prior to the Follow On Offering (as defined below). The Registration Rights Agreement requires that we consummate a secondary offering, which will be a registered underwritten public offering of shares of our common stock held by certain FTS stockholders that elect to participate in such offering (the “Follow On Offering”), and that we file a shelf registration statement to register any shares of our common stock held by FTVentures III, L.P., FTVentures III-N, L.P. and FTVentures III-T, L.P (together, the “FTV Entities”). If such shelf registration statement becomes unavailable at any time, the FTV Entities will have certain demand and piggyback registration rights, subject to customary underwriter cutbacks and issuer blackout periods. We are required to pay customary fees and expenses relating to registrations under the Registration Rights Agreement.

In February 2015, in connection with FinTech’s initial public offering, FinTech entered into a registration rights agreement (the “IPO Registration Rights Agreement”) relating to shares of our common stock and warrants to purchase our common stock purchased in a private transaction exempt from registration under the Securities Act that was consummated concurrently with FinTech’s initial public offering. The IPO Registration Rights Agreement provides for customary demand and piggyback registration rights, subject to customary underwriter cutbacks and issuer blackout periods. Each of Lester Brafman, Leon Cooperman, John Chrystal, Hersh Kozlov, Main Street Global, LLC, the Angelo Gordon Entities, Blackwell Partners LLC Series A, Nantahala Capital Partners Limited Partnership, Nantahala Capital Partners II Limited Partnership and Silver Creek CS SAV, L.L.C. have registration rights under the IPO Registration Rights Agreement and are registering shares pursuant to such agreement in connection with this prospectus and are included in the table above as selling stockholders. In addition, Walter Beach, Betsy Cohen, DGC Family FinTech Trust, Alan Joseph Ferraro, William Lamb, Frank Mastrangelo, James J. McEntee, III, Shami Patel, Cantor Fitzgerald & Co., Cohen Sponsor Interests, LLC, and Palestra Capital Master Fund LP, have registration rights under the IPO Registration Rights Agreement and are included in the table above as selling stockholders. All such persons with registration rights under the IPO Registration Rights Agreement are referred to herein as the “FinTech Holders.”

Initial Public Offering, Private Placement and Sponsor Loans

On February 29, 2015, we consummated our initial public offering (“IPO”) of 10,000,000 units at $10.00 per unit on February 19, 2015, generating gross proceeds of $100,000,000. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $12.00 per share. Cantor, Fitzgerald & Co. (“Cantor Fitzgerald”) was the underwriter of our IPO.

Simultaneously with the closing of our IPO, we consummated the sale of 300,000 units at a price of $10.00 per unit in a private placement to FinTech Investor Holdings, LLC (the “Sponsor”) (200,000 units) and Cantor Fitzgerald (100,000 units), generating gross proceeds of $3,000,000.

Prior to our IPO, to finance organizational costs and other costs relating to the IPO, the Sponsor committed to loan us funds as may be required, to a maximum of $500,000. These loans were non-interest bearing, unsecured and payable on the earlier of March 31, 2015 or the consummation of the initial public offering. We repaid an aggregate of $139,211 loans to the Sponsor upon the consummation of the IPO or shortly thereafter. Also, in order to finance transaction costs in connection with an initial business combination, the Sponsor committed to loan us funds as may be required, up to a maximum of $750,000. The Sponsor advanced an aggregate of $579,090 to us under this loan. We repaid all outstanding amounts under the loan in connection with the Merger. Daniel Cohen, the managing member of the Sponsor, or an affiliate of Daniel Cohen, was solely obligated to fund the loans described above. Daniel Cohen is the beneficial owner of shares held by Cohen Sponsor Interest, LLC and DGC Family FinTech Trust, which are included as selling stockholders in the table above.

Subsequent to the Merger, in August 2016, in connection with its dissolution, the Sponsor distributed the shares and warrants held by its members, certain of which are included as selling stockholders in the table above, including, John Chrystal, Hersh Kozlov, Main Street Global, LLC, the Angelo Gordon Entities, Blackwell Partners LLC Series A, Nantahala Capital Partners Limited Partnership, Nantahala Capital Partners II Limited Partnership, Silver Creek CS SAV, L.L.C., Walter Beach, Betsy Cohen, DGC Family FinTech Trust, William Lamb, Frank Mastrangelo, James J. McEntee, III and Cohen Sponsor Interests, LLC.

For additional information regarding the placement units (including the securities contained therein) see “Description of Capital Stock — Authorized and Outstanding Stock — Founder Shares and Placement Shares.”

Founder Shares

Our “Founder Shares” refer to 3,433,333 shares of our outstanding common stock that were issued to certain FinTech Holders. On November 1, 2013, we issued an aggregate of 112 Founder Shares to Daniel G. Cohen, Betsy Z. Cohen, DGC Family FinTech Trust, Frank Mastrangelo and James J. McEntee, III for an aggregate purchase price of $112; on July 2, 2014, we issued an aggregate of 3,916,555 Founder Shares to such persons and our Sponsor for an aggregate purchase price of $24,888; and, on January 12, 2015, we issued 16,666 founder shares to our Sponsor for an aggregate purchase price of $250. On March 29, 2015, the underwriter’s overallotment option for our IPO expired without being exercised and these holders of Founder Shares, pursuant to a written agreement us, forfeited an aggregate of 500,000 Founder Shares.

For additional information regarding the Founder Shares, see “Description of Capital Stock — Authorized and Outstanding Stock — Founder Shares and Placement Shares.”

Shareholders Agreement

In connection with the Merger, FinTech entered into a stockholders agreement with the FTV Entities, Brian Shanahan, our executive officers and certain of the FinTech Holders, including DGC Family FinTech Trust, Betsy Cohen, Frank Mastrangelo, James J. McEntee, III and Shami Patel, which are included as selling stockholders in the table above (the “Shareholders Agreement”), pursuant to which such stockholders have certain director nominee designation rights and have agreed to vote for the director nominees designated under the Shareholders Agreement. The stockholders party thereto will cease to have any continuing director designation rights under the Shareholders Agreement if their respective ownership of our common stock is at any time less than 5% of the total outstanding common stock.

Contract with TrustWave

We rely on Trustwave Holdings, Inc. (“Trustwave”) to provide certain Payment Card Industry compliance services. Richard Garman, the chairman of our board of directors, was a non-executive director of TrustWave through August 2015. During the years ended December 31, 2015 and 2014, we recorded expenses of $647,302 and $632,626, respectively, for these services. At December 31, 2015, amounts due to TrustWave totaled $128,655.

Private Placement

On July 27, 2016, we entered into securities purchase agreements (the “Purchase Agreements”) with, each of the FTV Entities, MKY Investments, LLC and an affiliate of Betsy Cohen (collectively the “Investors”). On July 29, 2016, we issued and sold 337,647 shares of our common stock to the Investors pursuant to the Purchase Agreements for an aggregate purchase price of approximately $3.4 million. The shares were sold to the Investors in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act. Of the shares sold to the Investors in this transaction, 220,000 shares were sold at a purchase price of $10.00 per share, and the remaining 117,647 shares, which were sold to the affiliate of Mrs. Cohen, were sold at a purchase price of $10.20 per share, the most recent closing bid price of our common stock, as required by applicable NASDAQ Listing Rules. All shares purchased by the Investors other than the shares purchased by the affiliate of Mrs. Cohen are entitled to registration rights pursuant to the Registration Rights Agreement and are being registered in connection with this prospectus and are included in the table above.

Directors

Richard Garman and Christopher Winship, managing members of FTVentures Management III, LLC, are members of our board of directors. For a description of the FTV Entities’ ownership, see footnote (3) to the table set forth under “Selling Stockholders.”

Betsy Cohen is a member of our board of directors.

Daniel Cohen, Shami Patel, Walter Beach and William Lamb were members of our board of directors until the closing of the Merger on July 29, 2016, and Mr. Cohen also served as our Chief Executive Officer and President until the Merger closing. Mr. Cohen is the trustee of the DGC Family FinTech Trust and the sole managing member of Cohen Sponsor Interests, LLC.

DESCRIPTION OF CAPITAL STOCK

The following is a general description of the terms and provisions of our capital stock and is based upon our second amended and restated certificate of incorporation, as amended (“certificate of incorporation”), our second amended and restated bylaws (“bylaws”), and applicable provisions of law, in each case as currently in effect on the date of this prospectus. The following description is only a summary of the material provisions of our capital stock, the certificate of incorporation and bylaws and does not purport to be complete and is qualified in its entirety by reference to the provisions of the certificate of incorporation and bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for how you can obtain copies of them. We urge you to read the certificate of incorporation and bylaws because those documents, not this description, define your rights as holders of our common equity.

Authorized and Outstanding Stock

Our charter authorizes the issuance of 210,000,000 shares, consisting of 200,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value, of which 1,500,000 shares are designated as Series A Preferred Stock.

As of April 19, 2017, there were 31,153,197 shares of our common stock 1,500,000 shares of our Series A Preferred Stock (as defined herein) outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Holders of our common stock have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock. If we liquidate, dissolve or wind up, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Preferred Stock

Our charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series.

Series A Preferred Stock

On July 29, 2016, pursuant to a purchase agreement dated June 23, 2016 and in connection with the partial financing of the Merger, FinTech issued (a) 1,500,000 shares of FinTech’s newly created Series A Preferred Stock (the “Series A Preferred Stock”) and (b) 480,544 shares of common stock to Falcon Strategic Partners V, LP (the “Series A Purchaser”). FinTech sold the shares of Preferred Stock and common stock to the Series A Purchaser in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated by the SEC.

The aggregate purchase price for the shares of Series A Preferred Stock was $37.5 million, of which FinTech used $30.0 million to pay a portion of the cash consideration for the Merger, repay FTS’ existing debt in connection with the Merger, pay transaction expenses relating to the Merger and for general corporate purposes, and the remaining $7.5 million was placed by FinTech in a separate account for use in funding the first two years of cash dividends on the Series A Preferred Stock.

The Series A Preferred Stock has an aggregate liquidation preference of $37.5 million plus all unpaid dividends. Until July 29, 2018, dividends accrue at 11.43% per annum, compounding quarterly, of which 10.0% will be payable in cash and 1.43% will accrue and be payable in connection with a redemption of the Series A Preferred Stock or a Change of Control (as defined below). The cash accrued dividends on the Series A Preferred Stock is paid in cash in arrears to the holders on the 15th day of each September, December, March and June, which payments commenced on September 15, 2016. Thereafter, dividends accrue at 13.40% per annum, compounding quarterly, all of which will accrue and be payable solely in connection with a redemption of the Series A Preferred Stock or a Change of Control.

The Series A Preferred Stock is redeemable, at the Series A Preferred Stock holders’ option, beginning seven years following the date of issuance or July 29, 2023 (the “Mandatory Redemption Date”), at a price equal to the then aggregate liquidation preference of the outstanding Series A Preferred Stock. We have the right (the “Optional Redemption Right”) to redeem the Preferred Stock beginning three and a half years following the date of issuance or January 29, 2020. The redemption price (the “Redemption Price”) will be 102% of the liquidation preference if the redemption occurs during the first redemption year, 101% of the liquidation preference if the redemption occurs during the second redemption year, and 100% of the liquidation value thereafter.

If on the Mandatory Redemption Date any shares of Series A Preferred Stock remain outstanding, the dividend rate on the outstanding shares of Series A Preferred Stock will increase by 1.0% per annum, with the rate per annum being increased an additional 1.0% on the first day of each successive 180-day period thereafter. In addition, if at any time, (1) the ratio of our indebtedness (including for this purpose, the liquidation preference of the Series A Preferred Stock) to our 12 month trailing EBITDA, on a pro forma basis, exceeds 7.7x, or (2) there is a payment or financial covenant default under our first lien credit facility (each, a “Trigger Event”), the dividend rate on the outstanding shares of Series A Preferred Stock will increase upon the occurrence of the Trigger Event by the greater of (A) any increase in the interest rate of our second lien term loan credit facility or (B) 1.0%, with the rate per annum being increased an additional 1.0% on the first day of each successive 180-day period. Any such additional rate increase described in the prior sentence shall remain in effect until the default or Trigger Event has been cured, resolved or waived by the applicable party.

In addition, upon certain “Changes of Control” (as defined in the Certificate of Designation for the Series A Preferred Stock (the “Certificate of Designation”)), if the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock request redemption of the Series A Preferred Stock, we must repurchase all outstanding Series A Preferred Stock at a price equal to the then-applicable Redemption Price, or, if the Change of Control occurs during the period when we are not permitted to exercise our Optional Redemption Right, at a price equal to the liquidation preference of the Series A Preferred Stock plus a “make whole” premium. The “make whole” premium is equal to the total value of the Preferred Stock dividends that would otherwise have been payable during the period prior to the commencement of the Optional Redemption Right, discounted at the rate applicable to U.S. Treasury bills or notes of similar duration plus 50 basis points, plus 2.0%.

The Series A Preferred Stock is non-voting; however, the following actions will require the consent of 66 2/3% of the outstanding shares of Series A Preferred Stock:

•         Changes to our charter or bylaws that adversely affect the powers, preferences, or rights of the Preferred Stock.

•         Issuances of additional shares of Series A Preferred Stock or equity securities senior to, or pari passu with, the Series A Preferred Stock, or issuances of capital stock by any subsidiary of us other than issuances to us or our wholly owned subsidiary.

•         Reclassifications, alterations or amendments to any existing security of ours that is junior to the Series A Preferred Stock in a way that would make such security senior to, or pari passu with, the Series A Preferred Stock.

•         Purchases or redemptions of, or distributions on, any capital stock of ours other than the Series A Preferred Stock, and other than certain specified redemptions of our common stock.

•         Issuances of any debt security or the incurrence of indebtedness for borrowed money and capital leases, other than certain permitted indebtedness, that (a) would result in the ratio of our indebtedness to our trailing 12 month adjusted EBITDA, on a pro forma basis, exceeding 6.0x for the first 12 months following the issuance of the Series A Preferred Stock, and exceeding 5.5x thereafter, or (b) includes terms that could prohibit us from paying the cash dividends payable on the Series A Preferred Stock.

•         Affiliate transactions resulting in payments of more than $150,000 per year, subject to certain specified exceptions.

•         Changes in our tax status.

•         Consummation of a Change of Control pursuant to which the consideration payable to our stockholders would be allocated in a manner other than as set forth in the Certificate of Designation.

If any shares of Series A Preferred Stock are outstanding following the Mandatory Redemption Date, or if at any time the ratio of our total indebtedness (including for these purposes the liquidation preference of the outstanding shares of Series A Preferred Stock less any accumulated dividends on the Series A Preferred Stock) to our trailing 12 month adjusted EBITDA, on a pro forma basis, exceeds 7.7x, then the following actions will also require the consent of 66 2/3% of the outstanding shares of Series A Preferred Stock:

•         A sale, in one or more transactions, of in excess of 27.5% of our consolidated net assets, except pursuant to a directed sale of assets in connection with a foreclosure by the lenders under our first lien credit facility.

•         The liquidation, dissolutions or winding up of our business and affairs, a voluntary filing for bankruptcy, reorganization, insolvency or other relief from creditors, or an assignment for the benefit of creditors other than as contemplated by the definitive agreements for our first lien credit facility.

•         The issuance of equity securities below fair market value other than in an underwritten public offering or in a private placement in which at least a majority of the securities are purchased by persons or entities that are not affiliates of us.

Founder Shares and Placement Shares

Our “Founder Shares” refer to 3,433,333 shares of our outstanding common stock that were issued to certain initial FinTech shareholders. The Founder Shares are identical to the shares of common stock included in the units sold in FinTech’s initial public offering, except that the Founder Shares are subject to certain transfer restrictions as described in more detail below.

The holders of Founder Shares have agreed not to transfer, assign or sell any of their founder shares (except to permitted transferees) until (i) with respect to 20% of such shares, when the closing price of our common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger and (ii) with respect to 20% of such shares, when the closing price of our common stock exceeds $17.00 for any 20 trading days within a 30-trading day period following the consummation of the Merger or earlier, in any case, if, following the Merger, the Company engages in a subsequent transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the Company is the surviving entity.

Our “placement shares” refers to 300,000 shares of common stock included in the 300,000 placement units sold at a price of $10.00 per unit for an aggregate purchase price of $3.0 million in the private placement consummated in connection with FinTech’s initial public offering. The placement units include one placement share and one placement warrant to purchase one share of our common stock at an exercise price of $12.00. The placement warrants are identical to the warrants included in the units sold in FinTech’s initial public offering, except that if held by FinTech Investor Holdings, LLC, Cantor Fitzgerald & Co. or their permitted assigns, they (a) may be exercised for cash or on a cashless basis and (b) are not subject to being called for redemption.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 of the Delaware General Corporation law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either the person becoming an interested stockholder or the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, 15.0% or more of the corporation’s voting stock.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Written Consents

Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock.

Limits on Special Meetings

Special meetings of the stockholders may be called at any time only by the Board of Directors, the Chairman of the Board of Directors or our Chief Executive Officer upon 10 days’ notice, subject to the rights of the holders of any series of preferred stock.

Limitation of Liability and Indemnification Matters

Our second amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Our second amended and restated bylaws also provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our second amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Our Transfer Agent

The transfer agent for our shares of common stock, warrants and preferred stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Quotation of Securities

Our common stock is quoted on The NASDAQ Capital Market under the symbol “CCN.”

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities and terms of the indentures, as defined below, is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures, which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. We will file the forms of indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of them.

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of the Company that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally in payment with all of our other senior and unsubordinated debt, whether secured or unsecured.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt, additional subordinated debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. The indentures will be substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement applicable for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•         the title of the series and whether it is a senior debt security or a subordinated debt security;

•         any limit on the total principal amount of the debt securities of the same series;

•         the stated maturity;

•         the currency or currencies for principal and interest, if not U.S. dollars;

•         the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•         whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•         if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•         if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•         if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•         if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•         if the debt security is also an original issue discount debt security, the yield to maturity;

•         if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•         the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•         the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•         if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•         the assets, if any, that will be pledged as security for the payment of the debt security;

•         the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•         any other terms of the debt security which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•         DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•         we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•         DTC is:

•         a limited-purpose trust company organized under the New York Banking Law,

•         a “banking organization” within the meaning of the New York Banking Law,

•         a member of the Federal Reserve System,

•         a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•         a “clearing agency” registered under Section 17A of the Exchange Act;

•         DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

•         DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

•         DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC,” which is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies and DTCC is owned by the users of its regulated subsidiaries; and

•         Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•         it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•         Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•         Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•         the Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•         indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•         securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•         the Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•         distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•         it is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•         Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•         as a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•         Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•         indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•         distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of the foregoing actions unless all the following conditions, among other things, are met.

•         If the successor entity in the transaction is not CardConnect Corp., the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

•         Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of CardConnect Corp. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•         our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•         any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness to any of its subsidiaries or affiliates; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•         in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•         (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•         in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•         we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•         we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•         deliver all outstanding debt securities of that series to the trustee for cancellation; or

•         all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•         we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•         we do not pay interest on any debt security of that series within 30 days after the due date;

•         we fail to comply with our obligations under the merger covenant;

•         we fail to comply for 90 days after notice with the other agreements contained in the indenture, which notice must be sent by the trustee or the holders of at least 30% in principal amount of the relevant series of debt securities;

•         we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

•         if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 30% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above may result in an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Except as otherwise specified in the applicable prospectus supplement, before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•         the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•         the holders of at least 30% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•         the trustee must not have taken action for 90 days after the above steps have been taken; and

•         during those 90 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default. Except as otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Annual Information about Defaults to the Trustee. We will furnish each trustee every year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval. Except as otherwise specified in the applicable prospectus supplement, we and the trustee may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not, except as otherwise specified in the applicable prospectus supplement:

•         reduce the amount of debt securities whose holders must consent to an amendment;

•         reduce the rate of, or extend the time for payment of, the interest on any debt security;

•         reduce the principal of or change the stated maturity on any debt security;

•         reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;

•         permit redemption of a debt security if not previously permitted;

•         change the currency of any payment on a debt security;

•         impair the right of any holder of a debt security to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;

•         change the amendment provisions which require each holder’s consent or in the waiver provisions; or

•         change the ranking or priority of any debt security that would adversely affect the securityholders.

Changes Not Requiring Approval. We and the trustee may amend the indentures or the debt securities without notice to or consent of any securityholder:

•         to cure any ambiguity, omission, defect or inconsistency;

•         to provide for the assumption by a successor corporation of the obligations of the Company under the indenture;

•         to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for United States federal income tax purposes);

•         to add to the covenants of the Company for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company;

•         to make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

•         to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•         to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions. We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval. Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•         if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•         if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued only in fully registered form, without interest coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the applicable prospectus supplement for each debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for any debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.

General

We may issue warrants to purchase our debt or equity securities, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of any warrant agreement will be set forth in the applicable prospectus supplement.

Public Warrants

As of December 31, 2016, we had 10,300,000 common stock purchase warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $12.00 per share, subject to adjustment as discussed below, at any time commencing on August 28, 2016. The warrants will expire on July 29, 2021, at 5:00 p.m., New York time, or earlier upon redemption or our liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants. If the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the warrant holder will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. On August 25, 2016, we filed with the SEC a registration statement for the registration of the shares of common stock issuable upon exercise of the warrants. Such registration statement was declared effective by the SEC on September 26, 2016, and we will use our best efforts to cause any post-effective amendment or new registration statement covering the same securities to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we have agreed to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

We may call the warrants for redemption:

•         in whole and not in part;

•         at a price of $0.01 per warrant;

•         upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•         if, and only if, the reported last sale price of the common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $12.00 warrant exercise price after the redemption notice is issued.

A holder of a warrant may notify us in writing if it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

If, at any time while the warrants are outstanding, we effect (a) a merger with another company, in which our stockholders immediately prior to such transaction own less than a majority of the outstanding stock of the surviving entity, (b) any sale of all or substantially all of our assets in one or a series of related transactions, (c) a tender offer or exchange offer approved or authorized by our board is completed pursuant to which holders of at least a majority of our outstanding shares of common stock tender or exchange their shares for other securities, cash or property, or (d) a reclassification of our shares or any compulsory share exchange pursuant to which shares of our common stock are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of our common stock), the holders of the warrants will thereafter have the right to receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property receivable upon such event, that the holder of the warrants would have received if such holder had exercised his or its warrants immediately before the event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Placement Warrants

Certain stockholders and Cantor Fitzgerald hold an aggregate of 300,000 placement warrants. The placement warrants are identical to the public warrants, except that, if held by such stockholders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption. In addition, for as long as the placement warrants are held by Cantor Fitzgerald (the underwriter of Fintech’s initial public offering) or its designees or affiliates, they may not be exercised after February 12, 2020.

Quotation of Securities

Our warrants are quoted on the OTCQX U.S. market under the symbol “CCNWW.”

DESCRIPTION OF UNITS

We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•         the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•         any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•         any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to one or more of the following ways:

•         directly to investors, including through a specific bidding, auction or other process;

•         to investors through agents;

•         directly to agents;

•         to or through brokers or dealers;

•         to the public through underwriting syndicates led by one or more managing underwriters;

•         to one or more underwriters acting alone for resale to investors or to the public; and

•         through a combination of any such methods of sale.

The securities may be distributed from time to time in one or more transactions:

•         at a fixed price or prices, which may be changed;

•         at market prices prevailing at the time of sale;

•         at prices related to such prevailing market prices; or

•         at negotiated prices.

•         Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Each time any of the selling stockholders sells shares of common stock covered by this prospectus, and a revised prospectus or prospectus supplement is required, we will prepare and file such document that will include updated information required to be included therein. Such information may include the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of shares of common stock covered by this prospectus. We will not receive any proceeds from any sale of shares of common stock by the selling stockholders.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, brokers, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be disclosed in the applicable prospectus supplement. The selling stockholders and any brokers, dealers and agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. In such event any discounts and commissions received by such brokers, dealers and agents and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, brokers, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any shares of common stock will be listed on The NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and any prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Underwriters, brokers, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

There can be no assurance that any selling stockholder will sell any shares of common stock pursuant to this prospectus. Further, we cannot assure you that any selling stockholder will not transfer shares of their common stock by other means not described in this prospectus. In addition, any sale of shares of common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

We have agreed to indemnify the selling stockholders and certain of their affiliates against certain liabilities, including liabilities under the Securities Act. In addition, we have agreed to pay all costs, expenses and fees in connection with the registration of the common stock by the selling stockholders, including fees of our counsel and accountants, fees payable to the SEC and listing fees. In certain circumstances we will be required to pay all or a portion of the fees of counsel to the selling stockholders. The selling stockholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to their sale of common stock covered by this prospectus.

LEGAL MATTERS

Ledgewood PC, Philadelphia, Pennsylvania, will issue an opinion about certain legal matters with respect to the securities offered hereby. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CardConnect Corp. and Subsidiaries as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in its report thereon incorporated in this prospectus, and are incorporated in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The financial statements of MertzCo, Inc. (d/b/a CardConnect) included in CardConnect Corp.’s Form 8-K as filed with the SEC on April 7, 2017 as of December 31, 2016 and for the year ended December 31, 2016 have been audited by Mueller & Co., LLP, certified public accountants, as set forth in its report thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits thereto, and any prospectus supplement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.cardconnect.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference,” below, the information contained on our website or the SEC website is not incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

•         Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 16, 2017, including the information specifically incorporated in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2017.

•         Our Current Reports on Form 8-K filed on January 6, 2017, February 27, 2017, and April 7, 2017 (except with respect to Item 7.01).

•         The description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-213327), initially filed with the SEC on August 25, 2016 and any amendment or report updating that description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Items 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any other than the date on the front of this prospectus or those documents.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

CardConnect Corp.
1000 Continental Drive, Suite 300,
King of Prussia, PA 19406
(484) 581-2920
Attention: Jeffrey Shanahan

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

CardConnect Corp.

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

and

15,569,526 Shares of Common Stock Offered
by the Selling Stockholders

__________________________

PROSPECTUS

__________________________

The date of this prospectus is                  , 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses in connection with the offer and sale of the securities being registered.

Amount
SEC registration fee		$36,655
Legal fees and expenses		*
FINRA filing fee		$47,940
Stock exchange listing fees		*
Accounting fees and expenses		*
Printing costs		*
Transfer agent and trustee fees		*
Miscellaneous expenses		*
Total	$	*

____________

*         Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement. In connection with any offering under this registration statement by a selling stockholder, all or a portion of the foregoing expenses may be reimbursed to the Registrant by such selling stockholder, to the extent described in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our charter provides for that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL amended. Our bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

We expect to maintain standard policies of insurance that provide coverage to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

Item 16. Exhibits and Financial Statement Schedules

(a)      The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement.

Item 17. Undertakings

(a)      The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)      The undersigned registrant hereby undertakes that:

(i)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)      The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania, on April 24, 2017.

CARDCONNECT CORP.

/s/ Jeffrey Shanahan
Jeffrey Shanahan
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Shanahan and Charles Bernicker, and each of them singly, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 24, 2017.

/s/ Jeffrey Shanahan	Chief Executive Officer, President and Director	April 24, 2017
Jeffrey Shanahan	(principal executive officer)

/s/ Charles Bernicker	Chief Financial Officer	April 24, 2017
Charles Bernicker	(principal financial officer)

/s/ Anthony Hrzic	Controller	April 24, 2017
Anthony Hrzic	(principal accounting officer)

/s/ Richard Garman	Chairman of the Board of Directors	April 24, 2017
Richard Garman

/s/ Peter Burns	Director	April 24, 2017
Peter Burns

/s/ Betsy Cohen	Director	April 24, 2017
Betsy Cohen

/s/ Toos Daruvala	Director	April 24, 2017
Toos Daruvala

/s/ Ronald Taylor	Director	April 24, 2017
Ronald Taylor

/s/ Christopher Winship	Director	April 24, 2017
Christopher Winship

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
2.1(a)

Agreement and Plan of Merger, dated March 7, 2016, between the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request).(1)

2.1(b)

Amendment No. 1, dated June 24, 2016, to Agreement and Plan of Merger, dated March 7, 2016, among the Company, FinTech Merger Sub, Inc. and FTS Holding Corporation (The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request).(1)

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock.(2)
4.2	Specimen Common Stock Certificate.(2)
4.3	Specimen Warrant Certificate (included in Exhibit 4.4).
4.4	Warrant Agreement, dated February 12, 2015, between Continental Stock Transfer & Trust Company and the Company.(1)
4.5	Shareholder Agreement, dated July 29, 2016, between the Company and the stockholders of the Company signatory thereto.(2)
4.6	Form of Indenture for Senior Notes
4.7	Form of Indenture for Subordinated Notes
4.8	Form of Senior Note*
4.9	Form of Subordinated Note*
4.10	Form of Unit Agreement and Unit*
5.1	Legal Opinion of Ledgewood PC
12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Marcum LLP
23.2	Consent of Mueller & Co., LLP
23.3	Consent of Ledgewood PC (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page hereto)
25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Trustee for senior debt securities**
25.2	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Trustee for subordinated debt securities**

____________

*         To be filed by amendment or incorporated by reference in connection with the offering of securities.

**       To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

(1)      Filed with the Company’s Registration Statement on Form S-4 (File No. 333-211139), initially filed on May 5, 2016, as amended.

(2)      Filed with the Company’s Current Report on Form 8-K filed on August 4, 2016.